Exhibit 3.31
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
TRADE SERVICE SYSTEMS, INC.
          The Articles of Incorporation for Trade Service Systems, Inc. are hereby amended and restated in their entirety to read as follows:
          FIRST: Corporate Name. The name of the corporation is Trade Service Systems, Inc. (the “Corporation”).
          SECOND: Registered Office, The address of the current registered office of the Corporation within the Commonwealth of Pennsylvania is: 1777 Sentry Parkway West, Gwynedd Hall, Suite 200, Blue Bell, PA 19422.
          THIRD: Original Incorporation. The Corporation was incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”). The date of its incorporation is February 8, 1985.
          FOURTH: Method of Adoption. These Amended and Restated Articles of Incorporation were duly adopted by vote of the shareholders of the Corporation in accordance with Sections 1914 and 1915 of the PBCL.
          FIFTH: Corporate Purpose. The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the PBCL.
          SIXTH: Corporate Existence. The term of existence of the Corporation is perpetual.
          SEVENTH: Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 450,000 shares of common stock, no par value.
          IN WITNESS WHEREOF, Trade Service Systems, Inc. has caused these Amended and Restated Articles of Incorporation to be signed by its President on the 18th day of June, 2004.

TRADE SERVICE SYSTEMS, INC.
By:
Name: Dean H. Jester
Title: President

Entity #: 856328
Date Filed: 12/16/2005
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Statement of Change of Registered Office (15 Pa.C.S.)
☑	Domestic Business Corporation (§ 1507)
☐	Foreign Business Corporation (§ 4144)
☐	Domestic Nonprofit Corporation (§ 5507)
☐	Foreign Nonprofit Corporation (§ 6144)
☐	Domestic Limited Partnership (§ 8506)

Corporation Service Company

Documents will be returned to the
name and address you entered to
left.
ï

Fee: $70
               In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The trade name is: State ID # 846328
TRADE SERVICE SYSTEMS, INC.

2.	The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the colony of venue is:

(a) Number and street	City	State	Zip	County
1777 Sentry Pkwy. West, Suite 100, Gwynedd Hall Blue Bell, PA			19422	Montgomery

(a) Name of Commercial Registered Office Provider				County
c/o

3. Complete part (a) or (b)
(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

Number and Street	City	State	Zip	County
(b) The registered office of the corporation or limited partnership shall be provided by:

c/o Corporation Service Company	Dauphin

Name of Commercial Registered Office Provider	County

Commonwealth of Pennsylvania
DOMESTIC — CHANGE OF REGISTERED OFFICE 2 Page(s)

4. Strike out if a limited partnership:
Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Application for Registration to be signed by a duly authorized officer thereof this
                     day of                                         , 2005
TRADE SERVICE SYSTEMS, INC.

Signature
  Chris Speltz, Vice President

Title

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
April 25, 2006
TO ALL WHOM THESE PRESENTS SHALL COME, GREETING :
TRADE SERVICE SYSTEMS, INC.
I, Pedro A. Cortés, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of Articles of Amendment restating the Articles of Incorporation in their entirety and all subsequent Amendments which appear of record in this department

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary’s Office to be affixed, the day and year above written.

Secretary of the Commonwealth